SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported)  December 21, 1995

                     Century Properties Fund XIII
        (Exact Name of Registrant as Specified in Its Charter)

                              California
             (State or Other Jurisdiction of Incorporation)

            0-8892                               94-2527073
   (Commission File Number)         (I.R.S. Employer Identification No.)

    5665 Northside Drive, N.W., Atlanta, Georgia               30328
      (Address of Principal Executive Offices)               (Zip Code)

                              (404) 916-9090
           (Registrant's Telephone Number, Including Area Code)

                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 2. Acquisition or Disposition of Assets

    On December 21, 1995, Registrant sold Riverway Mall located in Kelso, Washington and Hidden Valley Office Complex located in Bellevue, Washington to an unaffiliated third party. The aggregate purchase price for the properties was $12,900,000, which amount was allocated $8,970,000 to Hidden Valley and $3,930,000 to Riverway. The Hidden Valley sale resulted in a gain of $2,600,000 and the sale of Riverway resulted in a gain of $1,000,000. Net proceeds to Registrant after payment of closing costs and existing debt were approximately $6,200,000.

     On December 29, 1995, Registrant sold its Central Forest property located in Dallas, Texas to an unaffiliated third party. The purchase price for the properties was $8,800,000. The sale resulted in a gain of $3,900,000. Net proceeds to Registrant after payment of closing costs and existing debt were approximately $5,100,000.

     Registrant expects to distribute a substantial portion of the net proceeds to its partners in the first quarter of 1996.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

(b)  Pro Forma Financial Information:

     The required pro forma financial information will be provided in Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CENTURY PROPERTIES FUND XIII

                                     By:  FOX CAPITAL MANAGEMENT
                                          CORPORATION, its General
                                          Partner

Date:  January 9, 1996                    By:   /s/ Michael L. Ashner
                                               Michael L. Ashner,
                                               President

































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